EXHIBIT 99.1


     PRG-SCHULTZ ANNOUNCES PRELIMINARY FIRST QUARTER 2006 FINANCIAL RESULTS

ATLANTA--(BUSINESS WIRE)--May 8, 2006--PRG-Schultz International,  Inc. (Nasdaq:
PRGX), the world's largest recovery audit firm, today announced its preliminary unaudited financial results for first quarter ended March 31, 2006.

Highlights of Financial Results

o Net loss for the first quarter was $10.6 million or ($.17) per basic and diluted share, subject to the final calculation of the fair value of the new securities issued in connection with the exchange of the Company's 4.75% Convertible Subordinated Notes due 2006. Using preliminary fair value calculations, the net loss for the quarter includes a non-cash charge of
     $10.3 million resulting from the exchange. Any change to the preliminary fair value calculations will result in a non-cash adjustment to the reported net loss for the quarter. The net loss for the quarter also includes a non-cash charge of $0.3 million related to stock option compensation and a charge of $0.4 million for severance and other charges related to the previously announced operational restructuring. This preliminary net loss for the first quarter 2006 compares to a net loss of $4.9 million, or ($.08) per basic and diluted share for the same period in 2005, which included a charge of $0.2 million related to the Company's evaluation of its strategic alternatives.

o Adjusted EBITDA for the first quarter was $6.6 million compared to $1.9 million in the first quarter of 2005. The 2006 first quarter adjusted EBITDA is earnings before interest, taxes, depreciation and amortization (EBITDA) excluding a $0.3 million non-cash charge related to stock option expense, and a $0.4 million charge for severance and other charges associated with the operational restructuring. Adjusted EBITDA for the first quarter of 2005 excludes a loss of $0.4 million related to discontinued operations (Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA).

o Consolidated revenue for the first quarter of 2006 was $65.5 million, a decline of 12.8% compared to $75.1 million for the first quarter of 2005. Cost of Revenue and SG&A expenses combined were $62.2 million for the first quarter, down 19.5% compared to the same period in 2005.

Other Key First Quarter Events

o The Company successfully completed an exchange offer for its $125 million of 4.75% Convertible Subordinated Notes due 2006. As a result of the Exchange Offer, virtually all of the outstanding convertible notes were exchanged for (a) $51.6 million in principal amount of 11.0% Senior Notes Due 2011, (b) $59.8 million in principal amount of 10.0% Senior Convertible Notes Due 2011, and (c) 124,530 shares, or $14.9 million liquidation preference, of 9.0% Senior Series A Convertible Participating Preferred Stock.

o The Company entered into a new senior secured credit facility which includes a $25 million term loan and up to $20 million in revolving loan borrowings. A portion of the net proceeds of the term loan were used to repay all outstanding borrowings under the Company's prior senior credit facility with Bank of America, which were approximately $1.6 million, and all outstanding amounts under a prior bridge loan between the Company and certain holders of its Convertible Subordinated Notes, which were approximately $10.1 million.

"The first quarter of 2006 was a turning point for our company," said James B. McCurry, chairman, president and chief executive officer. "The operational restructuring we initiated last fall began to show dividends, allowing us to significantly increase our quarterly EBITDA compared to last year. The successful completion of the exchange offer and the closing of a new credit facility provide us with the liquidity we need to run our business. New projects, such as the contract to audit Medicare spending in California, began to gain significant traction. The turnaround at PRG-Schultz is definitely off and running."

Liquidity

At March 31, 2006 the Company had cash and cash equivalents of $18.3 million and had no borrowings against its revolving credit facility. Total debt at quarter end included the $25 million variable rate term loan due 2010, $0.5 million of the 4.75% convertible notes due 2006, $51.6 million in principal amount of 11.0% Senior Notes Due 2011, and $59.8 in principal amount of 10.0% Senior Convertible Notes Due 2011.

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG) is the world's leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.

Preliminary Net Loss Results

As noted above, the first quarter 2006 net loss results contained in this press release are preliminary, as the Company is still in the process of finalizing the calculation of the fair value, and related accounting treatment, of the new securities issued during the first quarter in connection with the exchange of the Company's 4.75% Convertible Subordinated Notes due 2006 and completing its customary quarterly closing and review procedures, including the completion of a review of its quarterly results by its independent accountants. At the time of this release, the Company cannot determine the likelihood of a change to the preliminary fair value of the new securities issued in the exchange, or related accounting treatment, and therefore the final first quarter net loss. Any change in the preliminary non-cash charge associated with the Company's exchange of its 4.75% Convertible Subordinated Notes due 2006 will change the Company's reported net loss, but is not expected to impact EBITDA or adjusted EBITDA. The Company expects that its final first quarter 2006 net loss results will be announced on or before May 15, 2006.

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are both "non-GAAP financial measures" presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company's performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a number of restrictive covenants related to the Company's credit facilities use measures similar to adjusted EBITDA. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should  not be  construed  as an  inference  that  our  future  results  will be unaffected by unusual or nonrecurring items. Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, in addition to historical information. Such statements include both implied and express statements regarding the Company's financial position and liquidity, potential success of the Company's operational restructuring plan, expected savings resulting therefrom and the ability to successfully complete the Company's operational turnaround (including plans to streamline the Company's organization). If the Company is unable to successfully complete its operational restructuring and turnaround plans, the Company may be unable to pay its debts as they come due or continue funding its operations and may be forced to seek protection from its creditors. Other risks that could affect the Company's future performance include the Company's ability to retain personnel, changes in the market for the Company's services, client bankruptcies, loss of major clients, and other risks generally applicable to the Company's business. For a discussion of other risk factors that may impact the Company's business and the success of its restructuring plan, please see the Company's Form 10-K filed with the Securities and Exchange Commission on March 23, 2006. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                              SCHEDULE 1
           PRG-Schultz International, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
             (Amounts in thousands, except per share data)
                              (Unaudited)

                                                     Three Months
                                                    Ended March 31,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------

Revenues                                        $  65,538   $  75,147
Cost of revenues                                   46,279      48,595
                                                ----------  ----------
    Gross margin                                   19,259      26,552

Selling, general and administrative expenses       15,872      28,578
Operational restructuring expenses                    408           0
                                                ----------  ----------

    Operating income (loss)                         2,979      (2,026)

Interest expense, net                              (2,602)     (1,810)
Loss on financial restructuring                   (10,343)          0
                                                ----------  ----------

    Earnings (loss) from continuing operations
     before income taxes and discontinued
     operations                                    (9,966)     (3,836)

Income tax expense (benefit)                          650         687
                                                ----------  ----------

    Earnings (loss) from continuing operations
     before discontinued operations               (10,616)     (4,523)

Discontinued operations:
    Earnings (loss) from discontinued
     operations, net of taxes                          49        (373)
                                                ----------  ----------

        Net earnings (loss)                     $ (10,567)  $  (4,896)
                                                ==========  ==========


Basic and diluted earnings (loss) per share:
    Loss from continuing operations before
     discontinued operations                    $   (0.17)  $   (0.07)
    Discontinued operations                             -       (0.01)
                                                ----------  ----------
        Net earnings (loss)                     $   (0.17)  $   (0.08)
                                                ==========  ==========

Weighted average shares outstanding:
    Basic                                          62,113      61,976
                                                ==========  ==========
    Diluted                                        62,113      61,976
                                                ==========  ==========

        Certain reclassifications have been made to the 2005 amounts to conform to the presentation in 2006.
        These reclassifications include the reclassification of certain business units as discontinued operations.

                              SCHEDULE 2
           PRG-Schultz International, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                        (Amounts in thousands)
                              (Unaudited)

                                              March 31,   December 31,
                                                2006          2005
                                            ------------  ------------

                                ASSETS

Current assets:
  Cash and cash equivalents                 $    18,265   $    11,848
  Restricted cash                                 3,495         3,096
  Receivables:
    Contract receivables                         42,045        53,199
    Employee advances and miscellaneous
     receivables                                  2,400         2,737
                                            ------------  ------------
      Total receivables                          44,445        55,936

  Funds held for client obligations              31,701        32,479
  Prepaid expenses and other current
   assets                                         3,561         3,180
                                            ------------  ------------
      Total current assets                      101,467       106,539

Property and equipment                           15,311        17,453
Goodwill                                          4,600         4,600
Intangible assets                                24,100        24,447
Other assets                                     13,083         9,023
                                            ------------  ------------
                                            $   158,561   $   162,062
                                            ============  ============


            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Convertible notes                         $       467   $       466
  Obligation for client payables                 31,701        32,479
  Accounts payable and accrued expenses          32,671        34,103
  Accrued payroll and related expenses           35,058        44,031
  Deferred revenue                                4,958         4,583
                                            ------------  ------------
      Total current liabilities                 104,855       115,662

Convertible notes                                     -       123,601
Senior notes                                     45,394             -
Senior convertible notes                         50,699             -
Other debt obligations                           25,000        16,800
Deferred compensation                               990         1,388
Other long-term liabilities                       6,934         6,976
                                            ------------  ------------
      Total liabilities                         233,872       264,427
                                            ------------  ------------

Mandatorily redeemable participating
 preferred stock                                 14,987             -

Shareholders' equity (deficit):
  Common stock                                       68            68
  Additional paid-in capital                    517,590       494,826
  Accumulated deficit                          (561,286)     (550,719)
  Accumulated other comprehensive income          2,243         2,400
  Less treasury stock at cost                   (48,710)      (48,710)
  Unamortized portion of compensation
   expense                                         (203)         (230)
                                            ------------  ------------
      Total shareholders' equity (deficit)      (90,298)     (102,365)
                                            ------------  ------------

                                            $   158,561   $   162,062
                                            ============  ============

                              SCHEDULE 3
           PRG-Schultz International, Inc. and Subsidiaries
       Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
                        (Amounts in thousands)
                              (Unaudited)

                                                     Three Months
                                                    Ended March 31,
                                                ----------------------
                                                   2006        2005
                                                ----------  ----------
Reconciliation of net loss to adjusted EBITDA:
----------------------------------------------

    Net earnings (loss)                          $(10,567)    $(4,896)

    Adjust for:
    Earnings (loss) from discontinued
     operations                                        49        (373)
                                                ----------  ----------

    Earnings (loss) from continuing operations    (10,616)     (4,523)

    Adjust for:
    Income taxes                                      650         687
    Interest                                        2,602       1,810
    Loss on financial restructuring                10,343           -
    Depreciation and amortization                   2,856       3,937
                                                ----------  ----------

    EBITDA                                          5,835       1,911
                                                ----------  ----------

    Operational restructuring expenses                408           -
    Non-cash FAS 123R compensation                    340           -
                                                ----------  ----------

    Adjusted EBITDA                                $6,583      $1,911
                                                ==========  ==========

EBITDA and adjusted EBITDA are both "non-GAAP financial measures" presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating the company's performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a number of restrictive covenants related to the company's credit facilities use measures similar to EBITDA. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

CONTACT: PRG-Schultz International, Inc., Atlanta
Peter Limeri, 770-779-6464
www.prgx.com

SOURCE: PRG-Schultz International, Inc.